                                                                    Exhibit 3.31

                             Certificate No. 30764

                               STATE OF ILLINOIS

                                   OFFICE OF
                             THE SECRETARY OF STATE

                                   [GRAPHIC]

      To all to whom these Presents Shall Come, Greeting:

Whereas, Articles of amendment to the Articles of Incorporation duly signed and verified of ALLIED VAN LINES INSURANCE AGENCY, INC. have been filed in the Office of the Secretary of State on the 14th day of February A.D. 1978, as provided by "THE BUSINESS CORPORATION ACT" of Illinois, in force July 13, A.D. 1933.

Now Therefore, I, ALAN J. DIXON, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of amendment and attach thereto a copy of the Articles of Amendment to the Articles of Incorporation of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 14th day of February A.D. 1978 and of the Independence of the United States the two hundred and 2nd.

[SEAL OF THE STATE OF ILLINOIS]

/s/ Alan J. Dixon
---------------------------
SECRETARY OF STATE

                                  FORM BCA-55

                                                    ----------------------------
                                                    (Do not write in this space)
                                                    Date Paid  2-14-78
                                                    License Fee    $
                                                    Franchise Tax  $
                                                    Filing Fee     $25.00
                                                    Clerk
                                                    ----------------------------

                              (File in Duplicate)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                Allied Van Lines
                             Insurance Agency, Inc.
                             ----------------------
                             (Exact Corporate Name)

To Alan J. Dixon
Secretary of State
Springfield, Illinois

      The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

      ARTICLE FIRST: The name of the corporation is:

      Allied Van Lines Insurance Agency, Inc.

      ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of Illinois:

      Article First is amended to read as follows:

      "ARTICLE FIRST: The name of the corporation is:
      Vanguard Insurance Agency, Inc."

(ILL. - 741 - 11/7/72)

(Disregard separation into classes
if class voting does not apply to
the amendment voted on.)

      ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was One Hundred (100); and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

               Class                         Number of Shares
               N/A

(Disregard separation into classes
if class voting does not apply to
the amendment voted on.)

      ARTICLE FOURTH: The number of shares voted for said amendment or amendments was One Hundred (100), and the number of shares voted against said amendment or amendments was Zero (0). The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

                                             Number of Shares Voted
               Class                         For            Against
               N/A

(Disregard these items unless the
amendment restates the articles of
incorporation.)

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had ______ shares issued, itemized as follows:

Class          Series         Number of      Par value per share or statement
              (If Any)         Shares        that shares are without par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $________ and a paid-in surplus of $________ or a total of $_________.

(ILL - 741)

(Disregard this Article where
amendment contains no such
provisions.)

      ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where
amendment does not affect stated
capital or paid-in surplus.)

      ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where
amendment does not affect
stated-capital or paid-in surplus.)

      Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                                   Before Amendment       After Amendment
          Stated capital ..... $                       $
          Paid-in surplus .... $                       $


(ILL. - 741)

      IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its Vice President, and its corporate seal to be hereto affixed, attested by its Assistant Secretary, this 9th day of February, 1978.

                                        Allied Van Lines Insurance Agency, Inc.
                                        ---------------------------------------
                                                 (Exact Corporate Name)

                                        By: /s/ John Ramsbottom
                                            -----------------------------------
                                                  Its Vice President

[CORPORATE SEAL OF
ALLIED VAN LINES INSURANCE AGENCY, INC.]

ATTEST

/s/ [ILLEGIBLE]
---------------------------------
Its Assistant Secretary


STATE OF ILLINOIS  }
                   } ss.
COUNTY OF COOK     }

      I, Evelyn K. Kalata, a Notary Public, do hereby certify that on the 9th day of February, 1978, John C. Ramsbottom personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


                                             /s/ Evelyn K. Kalata
                                            -----------------------------------
                                                       Notary Public

[NOTARIAL SEAL OF
EVELYN K. KALATA]


                                  FORM BCA-55

                           Box 5028       File 945-1

                   ==========================================

                             ARTICLES OF AMENDMENT

                                     to the

                           ARTICLES OF INCORPORATION

                                       of

                                ALLIED VAN LINES
                             INSURANCE AGENCY, INC.

                                     FILED

                                  FEB 14 1978

                                /s/ Alan J. Dixon
                               Secretary of State

                               FILE IN DUPLICATE

                               Filing Fee $25.00

                   Filing Fee for Re-Stated Articles $100.00
                   ==========================================

                               (43995--15M--8-72)

                              Certificate No. 82265

                               STATE OF ILLINOIS

                                   OFFICE OF
                             THE SECRETARY OF STATE

                                   [GRAPHIC]

      To all to whom these Presents Shall Come, Greeting:

Whereas, Articles of Incorporation duly signed and verified of ALLIED VAN LINES INSURANCE AGENCY, INC. have been filed in the Office of the Secretary of State on the 9th day of August A.D. 1973, as provided by "THE BUSINESS CORPORATION ACT" of Illinois, in force July 13, A.D. 1933.

Now Therefore, I, MICHAEL J. HOWLETT, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of amendment and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 9th day of August A.D. 1973 and of the Independence of the United States the one hundred and 98th.

[SEAL OF THE STATE OF ILLINOIS]

/s/ MICHAEL J. HOWLETT
---------------------------
SECRETARY OF STATE

                                  FORM B C A-47

       BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
                     THE INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)


                                                    ----------------------------
                                                    (Do not write in this space)
                                                    Date Paid  8-9-73
                                                    License Fee    $  .50
                                                    Franchise Tax  $22.92
                                                    Filing Fee     $75.00
                                                                   ------
                                                    Clerk           98.42
                                                    ----------------------------

STATE OF ILLINOIS  }
                   } ss.
COUNTY OF COOK     }

TO MICHAEL J. HOWLETT, Secretary of State:

The undersigned,

--------------------------------------------------------------------------------
                                                      Address
      Name                    Number         Street     City     State
--------------------------------------------------------------------------------

   James W. Tallant     2120 S. 25th Avenue, Broadview, Illinois

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is: Allied Van Lines Insurance Agency, Inc.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 2120 South 25th Avenue, in the Village of Broadview (60153) County of Cook and the
                                             (Zip Code)
name of its initial Registered Agent at said address is:  James W. Tallant

                                  ARTICLE THREE

The duration of the corporation is: perpetual

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

      See Schedule Attached.

                                  ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 100,000 divided into one (1) classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class          Series         Number of      Par value per share or statement
              (If Any)         Shares        that shares are without par value

Common          None           100,000       $10.00 par value per share

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: None

                                   ARTICLE SIX

      The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                       Total consideration to be
          Class of shares         Number of Shares         received therefor:

          Common                  100                  $1,000.00
                                                       $

                                  ARTICLE SEVEN

      The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

      The number of directors to be elected at the first meeting of the shareholders is: 4

                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $________
PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $________
PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $________ PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $________

      NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

                   /s/ James W. Tallant
                   -------------------------------------

                   -------------------------------------
                                                            Incorporators
                   -------------------------------------

                   -------------------------------------

      NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS  }
                   } ss.
COUNTY OF COOK     }

I, Lenore M. Tipping, A Notary Public, do hereby certify that on the 30th day of July, 1973 James W. Tallant personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                             /s/ Lenore M. Tipping
                                            -----------------------------------
                                                       Notary Public

[NOTARIAL SEAL OF
LENORE M. TIPPING]


                                  FORM B C A-47

================================================================================

                            ARTICLES OF INCORPORATION

================================================================================

The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $20.00; Initial license fee of 50 cents per $1,000.00 or 1/20 of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Franchise tax of 1/20 of 1% of the issued, as above noted. However, the minimum annual franchise tax is $10.00 and varies monthly on $20,000 or less, as follows:
January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June,
$10.84; July $10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec.,
$5.84; (See Sec. 133, BCA).

In excess of $20,000 the franchise tax per $1,000.00 is as follows: Jan., $0.75; Feb., .7084; March, .6667; April, .625; May, .5834; June, .5417; July, .50;
Aug., .4584; Sept., .4167; Oct., .375; Nov., .3334; Dec., .2917. All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00.

                                     FILED

                                  AUG - 9 1973

                             /s/ Michael J. Howlett
                               Secretary of State

================================================================================

                       (Rev. 1--Req. 4--50M--5-66) 28458

                     ALLIED VAN LINES INSURANCE AGENCY, INC.
                            ARTICLES OF INCORPORATION


                                  ARTICLE FOUR

      A. The general purpose of this corporation is to act as agent or broker for insurance companies in soliciting and receiving applications on all kinds of insurance and/or cause bonding companies to issue all kinds of bonds. The nature of the business to be transacted and carried on and the objects and purposes to be promoted are to do any and all of the things herein mentioned, but only in conformity with and in the furtherance of the foregoing general purpose, namely:

            1. To act as agent or broker for the insurance companies in soliciting and receiving applications for fire and allied lines, marine, casualty, accident and health, annuities, life, and all other kinds of insurance, to cause bonding companies to issue all kinds of bonds, to collect premiums, to do such other business as may be delegated to agents or brokers by such companies and to conduct a general insurance agency and insurance brokerage business.

            2. To manufacture, purchase, acquire, sell, transfer and dispose of goods, wares, merchandise, commodities, supplies, and personal property of every kind to the extent necessary, proper or incidental to the exercise of any other powers herein specified.

            3. To acquire the good-will, rights, property, franchises and business and to assume the liabilities of any person, firm, association or corporation in connection therewith; to hold or in any lawful manner dispose of the whole or any part of the property so acquired, to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

            4. To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities, or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof, to exercise all the rights, powers and privileges of ownership.

            5. To issue bonds, debentures or obligations of this corporation from time to time and to secure the same by mortgage, pledge, deed of trust or otherwise.

Allied Van Lines Insurance Agency, Inc.
Articles of Incorporation
Article Four
Page 2

            6. To lend and advance money, to give credit to such persons, firms, corporations and associations as may be deemed advisable and upon such terms and security as may seem expedient, and in particular to customers and others having dealings with the company, and to become security for any such persons, firms, associations and corporations.

            7. To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

            8. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

            9. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase, or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

            10. In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Illinois upon corporations formed under the Business Corporation Act of 1933.


      B. The foregoing clauses are to be contrued both as objects and powers; and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of the corporation; provided, however, that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business or to exercise any power or to do any act which a corporation formed under the above-mentioned Act, or any amendment thereof or supplement thereto or substitute therefor, may not at the time lawfully carry on or do.